Lyle B. Stewart, P.C.
                            3751 South Quebec Street
                             Denver, Colorado 80237
                             Telephone: 303-267-0920
                                Fax: 303-267-0922

United States Securities and Exchange Commission                January 6, 2000
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20459

Dear Madams and Sirs:

On behalf of my client, The Quizno's Corporation, I am filing herewith a Form S-8 relating to such company's Employee Stock Option Plan and Amended and Restated Stock Option Plan for Directors and Advisors.

If you have any questions about this filing, please contact the undersigned at the telephone or fax numbers indicated above.

Very truly yours


/s/
Lyle B. Stewart

As filed with the U. S. Securities and Exchange Commission on January __, 2000 Registration No. 333-_________



                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            THE QUIZNO'S CORPORATION
             (Exact name of registrant as specified in its charter)


             COLORADO                                    84-1169286
            ----------                                  ------------
    (State or other jurisdiction
  of incorporation or organization)         (I.R.S. Employer Identification No.)

 1415 LARIMER STREET, DENVER, COLORADO                      80202
(Address of Principal Executive Offices)                 (Zip Code)


                            THE QUIZNO'S CORPORATION
                         (1) EMPLOYEE STOCK 0PTION PLAN
      (2) AMENDED AND RESTATED STOCK OPTION PLAN FOR DIRECTORS AND ADVISORS
      ---------------------------------------------------------------------
                            (Full Title of the Plan)

                             PATRICK E. MEYERS, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                            THE QUIZNO'S CORPORATION
                               1415 LARIMER STREET
                             DENVER, COLORADO 80202
                     --------------------------------------
                     (Name and Address of Agent for Service)

                                 (303) 291-0999
                                ----------------
          (Telephone Number, including Area Code, of Agent for Service)

                                 with a copy to:
                              LYLE B. STEWART, ESQ.
                              LYLE B. STEWART, P.C.
                              3751 S. QUEBEC STREET
                             DENVER, COLORADO 80237
                                 (303) 267-0920


                         CALCULATION OF REGISTRATION FEE

                                      Proposed       Proposed
 Title of                             maximum        maximum
Securities            Amount          offering       aggretage       Amount of
  to be               to be           price per      offering       registration
Registered         Registered(1)      Share(2)       price(2)          fee(2)
-------------      ---------------    ---------      ----------     ------------

Common Stock,
par value
$.001 per share     410,000 shares      $7.19        $2,947,000       $779.00

(1) The shares registered hereby, which have been reserved by the Registrant for issuance under the two Plans referenced above, are in addition to 460,000 shares registered by the Registrant pursuant to a Registration Statement on Form S-8 (Reg. No. 333-45549) filed with the Commission on February 3, 1998.

(2) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(c) and (h), the price shown is based upon the average of the high and low price of The Quizno's Corporation Common Stock on January 3, 2000, as reported on the Nasdaq SmallCap Market.

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 promulgated by the U. S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. Pursuant to the terms of such General Instruction E, the contents of the Registration Statement on Form S-8 of the Registrant, Reg. No. 333-45549, filed with the Commission on February 4, 1998, is incorporated herein by reference.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

Lyle B. Stewart, P.C, is named herein as giving the opinion required by Item (5) of Item 601 of Regulation S-B. Lyle B. Stewart, Esq. is the sole owner and employee of Lyle B. Stewart, P.C. and serves as a member of the Registrant's Advisory Board. As a member of the Registrant's Advisory Board, Mr. Stewart receives a grant of options to purchase 4,000 shares of the Registrant's common stock at the fair market value on the grant date for each year he is a member of the Advisory Board. As of January 3, 2000, Mr. Stewart held options to purchase 16,000 shares of the Registrant's common stock at exercise prices of from $3.50 to $7.625 per share.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on January 6, 2000.

                                              THE QUIZNO'S CORPORATION


                                              BY /S/PATRICK E. MEYERS
                                              Patrick E. Meyers,
                                              Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below in so signing also makes, constitutes and appoints Richard E. Schaden and Patrick E. Meyers, and each of them, his or her true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

     SIGNATURE                          TITLE                         DATE
---------------------       ---------------------------------    ---------------

/S/RICHARD E. SCHADEN       President, Chief Executive Office    January 6, 2000
---------------------       and Director
 Richard E. Schaden         (Principal Executive Officer)

/S/JOHN L GALLIVAN          Chief Financial Officer and          January 6, 2000
------------------          Treasurer (Principal Financial
 John L. Gallivan           and Accounting Officer)

/S/RICHARD F. SCHADEN       Vice President, Secretary and        January 6, 2000
---------------------      Director
 Richard F. Schaden

/S/BRAD A. GRIFFIN          Director                             January 6, 2000
------------------
 Brad A. Griffin

/S/ MARK L. BROMBERG        Director                             January 6, 2000
--------------------
 Mark L. Bromberg

/S/J. ERIC LAWRENCE         Director                             January 6, 2000
-------------------
 J. Eric Lawrence

                            Director                             January 6, 2000
-----------------------
 Frederick H. Schaden

                                  EXHIBIT INDEX

NUMBER       EXHIBIT
------       -------
5.1          Opinion of Lyle B. Stewart, P.C.

23.1         Consent of Ehrhardt Keefe Steiner & Hottman PC

23.2         Consent of Lyle B. Stewart, P.C. (included in Exhibit 5. 1)

24.          Power of Attorney (included on signature page)

99.1         Employee Stock Option Plan

99.2         Amended and Restated Stock Option Plan for Directors and Advisors